QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2002

PawnMart, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-13919 (Commission File Number)	75-2520896 (I.R.S. Employer Identification No.)

2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080
(Address of principal executive offices)

(678) 305-7211
(Registrant's telephone number)

        PawnMart, Inc. (the "Registrant") hereby amends Item 7 of its Current Report on Form 8-K as filed with the Commission on September 16, 2002 to include the financial statements and pro forma financial information set forth below which was omitted from the previous filing pursuant to Items 7(a)(4) and 7(b)(2).

Item 7. Financial Statements and Exhibits

(a)	Financial Statements

The following audited financials statements of C/M Holdings, Inc. and subsidiaries, the acquired corporation, are included with this Report in accordance with the provisions of Rule 3-05 of Regulation S-X:
	Independent Accountant's Report	F-1
	Consolidated Balance Sheets as of December 31, 2001 and 2000	F-2
	Consolidated Statements of Income for the Years Ended December 31, 2001 and 2000	F-4
	Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2001 and 2000	F-5
	Consolidated Statements of Cash Flows for the Years Ended December 31, 2001 and 2000	F-6
	Notes to Consolidated Financial Statements	F-7
	Other Financial Information	F-18
(b)	The following pro forma financial statements are included with this Report:
	Pro Forma Consolidated Balance Sheet as of June 30, 2002 (unaudited)	F-20
	Pro Forma Consolidated Statements of Operations for Five Months ended June 30, 2002 (unaudited)	F-22
	Pro Forma Consolidated Statement of Operations for the Twelve Months ended February 2, 2002 (unaudited)	F-23
	Notes to Pro Forma Consolidated Financial Statements	F-24
(c)	Exhibits
The following exhibits are included with this Report in accordance with the provisions of Item 601 of Regulation S-K:
  2.1
  Agreement and Plan of Merger between PawnMart, Inc. and C/M Holdings, Inc. dated August 1, 2002.(1)

  3.1
  Amended and Restated Certification of Incorporation of PawnMart, Inc., as filed with the Delaware Secretary of State on August 30, 2002.(1)

(1)
Filed with the Company's Current Report on Form 8-K for an event dated August 30, 2002 and incorporated by reference herein.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PAWNMART, INC.
Date: November 12, 2002	By:	/s/ ROBERT W. SCHLEIZER Robert W. Schleizer, Executive Vice President and Chief Financial Officer

3

INDEPENDENT ACCOUNTANT'S REPORT

Board of Directors and Shareholders
of C/M Holdings, Inc.
Fort Worth, Texas

        We have audited the accompanying consolidated balance sheets of C/M Holdings, Inc. and Subsidiaries, as of December 31, 2001 and 2000, and the related statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of C/M Holdings, Inc. and Subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

        Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The other financial information on page 19 is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Stovall, Grandey & Whatley, L.L.P.
STOVALL, GRANDEY & WHATLEY, L.L.P.

June 10, 2002

C/M HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000

ASSETS

	2001	2000
CURRENT ASSETS
Cash (includes interest-bearing deposits of $510,727 in 2001 and $6,990 in 2000)	$524,479	$36,693
Marketable securities—trading	366,728	1,439,537
Note receivable—Sun Water Systems	—	35,000
Accounts receivable:
Due from Pinnacle Global Group	3,000	45,174
Due from other	11,856	—

	14,856	45,174
State income tax refund receivable	—	24,203
Federal income tax refund receivable—Note 6	79,677	225,567
Accrued income	24,382	21,221
Prepaid expenses	—	10,992

Total Current Assets	1,010,122	1,838,387
INVESTMENTS AND OTHER ASSETS
Investment securities—Note 4	5,608,366	4,120,866
Investment in Investors Strategic Partners I, Ltd.—Note 14	543,950	421,530
Investment in Hulen Pawn Shop Investors	318,609	—
Notes receivable—American Ironhorse	250,000	250,000
Goodwill, net of accumulated amortization of $187,975 in 2001 and $143,745 in 2000	475,466	519,696
Cash value of life insurance	—	8,253

Total Investments and Other Assets	7,196,391	5,320,345
PROPERTY AND EQUIPMENT—Net of accumulated depreciation and amortization—Note 5	104,050	172,560

Total Assets	$8,310,563	$7,331,292

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND SHAREHOLDERS' EQUITY

	2001	2000
CURRENT LIABILITIES
Margin payable	$(323)	$562,573
Options sold, not yet purchased, at market value	(67,387)	100,270
Contract payable—Note 7	20,000	20,000
Due to Cummer, Heitmann & Moyers, Inc.—Note 3	—	38,776
Payroll taxes payable	168	5,204
Accrued expenses	166,934	57,373

Total Current Liabilities	119,392	784,196
LONG-TERM LIABILITIES
Deferred tax liability—Note 6	1,522,165	916,636
Long term options sold, not yet purchased	68,972	68,972

Total Long-Term Liabilities	1,591,137	985,608

Total Liabilities	1,710,529	1,769,804
Commitments and contingencies—Notes 8 and 13
SHAREHOLDERS' EQUITY—Notes 10, 11 and 12
Series B Pay-In-Kind 8% Cumulative Convertible Preferred Stock, par value $0.01 a share:
Authorized—250,000 shares: issued 118,676 shares—2001 and 109,967 shares—2000	1,187	1,099
Common Stock, par value—$.01 a share:
Authorized—5,400,000 shares; issued 1,208,400 shares	12,084	12,084
Paid-in capital	5,654,576	5,567,574
Retained earnings	2,321,255	1,565,736
Treasury stock, at cost:
Preferred B—832 shares
Common—104,000 shares	(603,255)	(603,255)
Accumulated other comprehensive income (loss)	(785,813)	(981,750)

Total Shareholders' Equity	6,600,034	5,561,488

Total Liabilities and Shareholders' Equity	$8,310,563	$7,331,292

The accompanying notes are an integral part of these financial statements.

C/M HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

	2001	2000
Investment Income
Commissions and fees—Note 3	$43,745	$352,825
Loss on investments	(784,532)	(692,442)
Gain (loss) on trading	1,144,520	(91,123)
Interest and dividend income—trading	79,404	46,603

	483,137	(384,137)
General and administrative expenses	470,472	2,050,229

	12,665	(2,434,366)
Other income (expense):
Interest income—other	80,957	64,039
Interest expense	(22,274)	(59,097)
Rental income	36,000	9,000
Loss on disposal of fixed assets	—	(215,257)

	94,683	(201,315)

Profit (loss) from operations before federal income taxes	107,348	(2,635,681)
Federal income taxes (benefit)—Note 6	50,551	(653,178)

Income (loss) from continuing operations	56,797	(1,982,503)

Discontinued operations—Note 15:
Income from operations of disposed subsidiaries (net of income taxes of $155,191 in 2000)	—	930,954
Gain on disposal of subsidiaries (net of income taxes of $404,813 in 2001 and $1,696,182 in 2000)	785,812	3,292,589

Net Income	$842,609	$2,241,040

The accompanying notes are an integral part of these financial statements.

C/M HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

	Preferred Series "A"		Preferred Series "B"
					Common Stock
							Paid-In Capital	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)
	Shares	Par	Shares	Par	Shares	Par					Total
Balance at January 1, 2000 (deficit)	500,000	$5,000	72,416	$724	523,350	$5,233	$5,657,690	$(236,594)	$(297,270)	$—	$5,134,783
Sale of Stock			30,716	307			306,853				307,160
Purchase of stock held in treasury									(768,385)		(768,385)
Preferred stock dividend paid								(371,360)			(371,360)
Stock dividend			6,835	68			68,282	(68,350)			—
Retire Preferred "A" treasury stock	(43,300)	(433)					(462,967)	1,000	462,400		—
Convert Preferred "A" to common 1 for 1.5	(456,700)	(4,567)			685,050	6,851	(2,284)				—
Net income for the year ended December 31, 2000								2,241,040			2,241,040
Unrealized loss on available-for-sale securities, net of tax benefit										(981,750)	(981,750)

Comprehensive income											1,259,290

Balance at December 31, 2000	—	—	109,967	1,099	1,208,400	12,084	5,567,574	1,565,736	(603,255)	(981,750)	5,561,488
Stock dividend			8,709	88			87,002	(87,090)			—
Net income for the year ended December 31, 2001								842,609			842,609
Unrealized gain on available-for-sale securities, net of tax										195,937	195,937

Comprehensive income											1,038,546

Balance at December 31, 2001	—	$—	118,676	$1,187	1,208,400	$12,084	$5,654,576	$2,321,255	$(603,255)	$(785,813)	$6,600,034

The accompanying notes are an integral part of these financial statements.

C/M HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$842,609	$2,241,040

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of fixed assets	68,510	107,189
Amortization of intangibles	44,229	74,845
Commissions and fees paid in stock	—	(75,000)
Interest income paid in stock	—	(10,625)
Gain on disposal of subsidiaries	(1,190,625)	(5,030,000)
Provision for deferred income taxes	1,864,292	1,463,924
Loss on disposal of fixed assets	—	215,257
Unrealized losses	(1,368,797)	—
(Increase) decrease in operating assets:
Securities owned, net	1,072,809	3,468,788
Fees and commissions receivable	(11,856)	328,201
Prepaid expenses and accrued income	40,287	8,644
Tax refund receivable	145,890	(163,387)
Investments and advances to associated companies	3,398	—
Other assets	9,094	(13,899)
Increase (decrease) in operating liabilities:
Payable to broker dealers and clearing organizations	—	(402,804)
Accounts payable	(5,036)	(40,509)
Accrued liabilities and deferred revenue	109,565	(122,364)
Margins payable	(562,896)	(881,933)
Options sold, not yet purchased	(167,658)	(422,320)
Federal income taxes payable	—	(234,229)

Total Adjustments	51,206	(1,730,222)

Net Cash Provided by Operating Activities	893,815	510,818
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	—	(61,389)
Cash disbursed on sale of subsidiaries	—	(70,000)
Investment in partnerships	(441,029)	240,766
Purchase of preferred stock	—	(32,930)
Loan to Sun Water	35,000	(35,000)
Proceeds from sale of assets	—	637,081

Net Cash Provided (Used) by Investing Activities	(406,029)	678,528

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	$—	$(768,385)
Dividends paid	—	(371,360)
Payments on long-term debt	—	(401,888)
Proceeds from sale of preferred stock	—	307,160

Net Cash Provided (Used) by Financing Activities	—	(1,234,473)

Net increase (decrease) in cash	487,786	(45,127)
Cash balance, beginning of year	36,693	81,820

Cash balance, end of year	$524,479	$36,693

SUPPLEMENTAL DISCLOSURES:
(1) Interest received	$118,384	$100,016
(2) Interest paid	21,634	59,097
(3) Income tax refund received	195,117	82,889
(4) Income taxes paid	—	227,949
(5) Exchange of services for stock	—	115,000
(6) Stock received in disposal of subsidiaries	1,190,625	5,100,000

The accompanying notes are an integral part of these financial statements.

C/M HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2001 AND 2000

Note 1 History

        The Company, currently known as C/M Holdings, Inc. (Holdings), was originally incorporated in the State of Texas on November 30, 1990, as Jeff Cummer & Associates, Inc. Later in 1990 the corporation name was changed to Cummer, Heitmann & Moseley, Inc. In 1994, the corporation name was changed, to Cummer, Heitmann, Moyers & Elliston, Inc. On March 1, 1995, the name was changed to OZOX, Inc. On September 16, 1996, the corporation name was changed to Cummer/Moyers Holdings, Inc. The corporation assumed its current name on October 23, 2000.

        Holdings had two wholly owned subsidiaries, Cummer/Moyers Securities, Inc. (Securities) and Cummer/Moyers Capital Partners, Inc. (Partners). Securities was sold effective October 2, 2000, (See Note 15). Partners' name was changed to Hulen Capital Partners, Inc. on October 23, 2000.

        Securities, a Texas corporation organized on September 12, 1996, was a broker-dealer registered with the Securities and Exchange Commission (SEC) and was a member of the National Association of Securities Dealers (NASD) and the Securities Investors Protection Corporation (SIPC).

        Partners, a Texas corporation, was incorporated on July 5, 1994. Holdings owned twenty percent (20%) of Partners until October 1997, when it acquired the remaining 80% of the outstanding stock and became sole owner of the corporation. Partners serves as the corporate general partner of Investors Strategic Partners I, Ltd., a limited partnership which operates as an investment limited partnership, investing primarily in equity securities. Partners provides management services to the partnership and is responsible for investment decisions, portfolio management and trading activities.

        Cummer/Moyers Capital Advisors, Inc. (Advisors), a wholly owned subsidiary of Partners, until it was sold on October 2, 2000, was incorporated October 10, 1996, in the State of Texas. Advisors was an investment advisor registered with the Securities and Exchange Commission. They provided investment advisory services primarily to the customers of Securities.

Note 2 Summary of Significant Accounting Policies

        The accounting and reporting policies of Holdings, Inc. and Subsidiaries are in accordance with accounting principles generally accepted in the United States of America. A summary of the more significant policies follows:

Principles of Consolidation

        For the year ended December 31, 2001, the consolidated financial statements of Holdings include its wholly owned subsidiary, Hulen Capital Partners, Inc. For the year ended December 31, 2000, the consolidated financial statements of Holdings. include its accounts and those of its wholly owned subsidiaries, Securities and Partners. Partners includes the operations of Advisors. All significant inter-company accounts and transactions have been eliminated in consolidation.

Estimates

        The preparation of financial statements in conformity with accounting principles generally acceptable in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

        The Company considers cash and investments purchased with a maturity of three months or less to be cash and cash equivalents.

Investment Securities

        The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). Under the provisions of SFAS 115, investment securities that are held for short-term resale are classified as trading securities and carried at fair value. Debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts using methods approximating the interest method. Other marketable securities are classified as available-for-sale and are carried at fair value. Realized and unrealized gains and losses on trading securities are included in net income. Unrealized gains and losses on securities classified as available-for-sale, net of the tax effect, are recognized as direct increases or decreases in shareholders' equity.

        Gains or losses on disposition are computed by the specific identification method.

Intangibles

        Organization expense and business start-up costs had been deferred and were being amortized over a period of sixty months until the two subsidiaries were sold in 2000. At that time, the remaining costs were written off.

Receivable From and Payable To Customers

        Securities used a clearing agent for customer transactions. Therefore, there were no accounts receivable from or payable to customers recorded in these financial statements.

Commissions

        Securities' commissions and related clearing expenses were recorded on a trade-date basis as securities transactions occurred.

Investment Advisory Income

        Advisor's investment advisory fees were received quarterly but were recognized as earned on a pro rata basis over the term of the contract.

Comprehensive Income

        The Company has adopted Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income." The Statement established standards for reporting and display of comprehensive income and its components. The Company reports comprehensive income in the statement of changes in shareholders' equity.

Property and Equipment

        Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations based on the following estimated useful lives:

Office machines and equipment	3-5 years
Furniture and fixtures	7 years
Computer software	3 years

        The straight-line method and accelerated depreciation methods are used for financial reporting purposes.

        Upon sale or retirement of depreciable properties, the cost and the accumulated depreciation applicable thereto are removed from the related accounts and the resulting profit or loss is reflected in income. The costs of ordinary maintenance and repairs are charged to income; whereas, renewals and major replacements are capitalized.

Financial Instruments with Off-Balance-Sheet Risk

        The Company has sold securities not currently owned and will therefore be obligated to purchase such securities at a future date. These obligations have been recorded in the financial statements at December 31, 2001 and 2000, at market values of the related securities and if the market value of the securities increases subsequent to December 31, 2001 and 2000 a loss will be incurred.

Concentration of Credit Risk

        The Company and its subsidiary are engaged in various trading and brokerage activities, which include counter-parties, primarily broker-dealers, banks, and other financial institutions. In the event counter-parties do not fulfill their obligations, the Company and its subsidiaries may be exposed to risk. The risk of default depends on the creditworthiness of the counter-party or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of counter-parties.

Advertising Costs

        Advertising costs are generally charged to operations in the year incurred. Advertising expense for 2001 and 2000 was $-0- and $32,288, respectively.

Income Taxes

        The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under the provisions of SFAS 109, income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the tax and financial reporting of unrealized losses from investments and accumulated depreciation. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

        Holdings joins with its subsidiaries in filing consolidated federal income tax returns. Federal income taxes are calculated as if the companies filed on a separate return basis and the amount of current tax or benefit calculated is either remitted to or received from Holdings. The amount of current and deferred taxes payable or refundable is recognized as of the date of the financial statements, utilizing currently enacted tax laws and rates. Deferred tax expenses or benefits are recognized in the financial statements for the changes in deferred tax liabilities or assets between years.

Note 3 Related Party Transactions

        During 2000, Cummer, Heitman and Moyers, Inc., whose shareholder is president and a director of Holdings, had entered into an administrative services and management contract with Holdings. During 2000, $293,151 was paid to Holdings for administrative fees. At December 31, 2000, Holdings had a net payable of $38,776, due to the associated company.

        In October 1997, Holdings acquired the remaining 80% of outstanding stock (800 shares) of Partners that it did not own for $800,000. The acquisition from two directors of Holdings is accounted for using the purchase method and created approximately $663,400 in goodwill, which is being amortized over a period of 15 years.

        During 1997, two sets of client records were acquired for $54,879. The cost was capitalized and was amortized over a period of 3 years. These records were purchased from a former employee and the wife of one of the directors of Holdings. During 1998 Holdings acquired the client records of an employee for common stock, not to exceed 1,667 shares. The employee earns 20% of the potential shares of common stock for each twelve (12) month period worked. At December 31, 2001 the employee has earned 1000 shares of stock which have not been issued to him.

        On October 26, 1999, Investors Strategic Partners I, Ltd. purchased 40,000 shares of Series "B' preferred stock for $400,000. On July 1, 2001 and 2000 they received 3,456 shares and 3,200 shares, respectively, of Series "B' preferred stock when 8% stock dividends were declared.

Note 4 Investment Securities

        The carrying amount and fair value of investment securities at December 31, 2001 are as follows:

	2001
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-For-Sale
Pinnacle Global Group, Inc.	$6,290,625	$—	$(1,190,625)	$5,100,000
American Iron Horse	468,366	—	—	468,366
Sun Water System	40,000	—	—	40,000

Total Securities	$6,798,991	$—	$(1,190,625)	$5,608,366

        In the above schedule, the fair value of total available-for-sale securities of $5,608,366 is reflected in Investment Securities on the balance sheet as of December 31, 2001. The unrealized loss of $1,190,625 is in the available-for-sale investment securities balance. The unrealized loss, net of tax benefit, is included in shareholders' equity.

	2000
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-For-Sale
Pinnacle Global Group, Inc.	$5,100,000	$—	$(1,487,500)	$3,612,500
American Iron Horse	468,366	—	—	468,366
Sun Water System	40,000	—	—	40,000

Total Securities	$5,608,366	$—	$(1,487,500)	$4,120,866

        In the above schedule, the fair value of total available-for-sale securities of $4,120,866 is reflected in Investment Securities on the balance sheet as of December 31, 2000. The unrealized loss of $1,487,500 is in the available-for-sale investment securities balance. The unrealized loss, net of tax benefit, is included in shareholders' equity.

Note 5 Property and Equipment

        The investment in property and equipment stated at cost at December 31, 2001 and 2000, is as follows:

	2001	2000
Office machines and equipment	$334,157	$334,157
Furniture and fixtures	96,042	96,042
Computer software	126,291	126,291

	556,490	556,490
Less allowances for depreciation and amortization	452,440	383,930

Property and Equipment—Net	$104,050	$172,560

        Depreciation on property and equipment charged to expense totaled $68,510 and $107,189 in the years ended December 31, 2001 and 2000, respectively.

Note 6 Income Taxes

        The consolidated provision for income taxes consists of the following:

	2001	2000
Federal income tax expense:
Current (benefit)	$46,782	$(265,729)
Deferred	408,582	1,463,924

Total income tax provision	$455,364	$1,198,195
Less taxes reported with discontinued operations	(404,813)	(1,851,373)

Income tax (benefit) from continuing operations	$50,551	$(653,178)

        The principal factors causing a variation from the statutory tax rate are as follows:

	2001	2000
Statutory tax on income	$441,310	$1,169,340
Increase (decrease) in taxes resulting from:
Disallowed meals and entertainment	236	2,077
Amortization of goodwill	15,038	15,038
Dividends received deduction	(1,476)	(17,342)
Other	256	(32,412)
Non-deductible losses	—	61,494
Tax on disposed segments reported separately	(404,813)	(1,851,373)

Income tax (benefit)	$50,551	$(653,178)

        A portion of the current year's capital losses in excess of capital gains will be carried back to obtain refunds of approximately $80,000. At December 31, 2002, the Company had a net operating loss of $35,771 and excess capital losses of $720,790 which will be carried forward to reduce future taxable income and capital gains. These expire in various years from 2006 to 2021.

        At December 31, 2001 and 2000, the net deferred tax asset (liability) is comprised of the following temporary differences:

	2001	2000
Net operating loss carryover	$12,162	$170,952
Excess capital losses	245,069	—
Unrealized loss from investments	—	131,036
Contribution carryover	20	20
Unrealized loss on available-for-sale securities	404,812	505,750
Bonuses accrued but not paid	51,659	—
Other	10,385	—

Total Deferred Tax Asset	724,107	807,758
Unrealized gains from investments	(125,150)	—
Gain on disposal of subsidiaries included in income for financial reporting purposes but deferred for tax purposes	(2,100,995)	(1,696,182)
Excess of depreciation taken for tax purposes over the amount for financial reporting purposes	(20,127)	(28,212)

Total Deferred Tax Liability	(2,246,272)	(1,724,394)

Net Deferred Tax Asset (Liability)	$(1,522,165)	$(916,636)

Note 7 Contract Payable

        An employee exchanged his client book for the right to receive 1,667 shares of common stock. The employee earns 20% of the shares for every 12 months of employment. At December 31, 2001 he is 60% vested in this contract. See Note 3.

Note 8 Commitments and Contingencies

        The Company has guaranteed a $200,000 bank loan of Sun Water Systems, in which the Company holds a 10% interest. As of the date of this report all payments which were due had been paid by Sun Water Systems.

Note 9 Retirement Plans

        Pursuant to the Agreement and Plan of Reorganization executed at the time Securities and Advisors were sold, the Company's 401(k) Plan was terminated effective October 2, 2000. Participants became fully vested in their account balances on the date the Plan was terminated and were given the option of rolling their funds into another qualified plan or receiving a lump sum distribution. All plan assets were distributed before December 31, 2000.

        The Company recognized costs of $18,793 during 2000 for this Plan.

Note 10 Shareholders' Equity

Changes in 2000 and 2001

        During 2000, the Board of Directors declared and paid the regular dividend of $0.80 per share, to Series A preferred stock shareholders.

        During 2001 and 2000 the Board of Directors declared and paid an 8% stock dividend to Series B preferred stock shareholders. As a result of the stock dividends, Series B preferred stock was increased by $88 and $68, additional paid-in capital was increased by $87,002 and $68,282 and retained earnings were reduced by $87,090 and $68,350, respectively.

Stock Characteristics

        The Series A preferred stock, 500,000 shares authorized, had voting rights, earned dividends of 8% per annum, payable on July 1. On October 31, 2000 all preferred "A" stock outstanding was converted to common stock at a ratio of 1 for 1.5. Preferred "A" treasury stock was retired.

        During 1999, the Directors established the Series B Pay-In-Kind Cumulative Convertible Preferred Stock, $0.01 par value from the 5,000,000 shares of preferred stock authorized. The shares are offered at $10 per share. The Series B preferred stock, 250,000 shares authorized, earns annual dividends in fully paid non-assessable shares of Series B preferred stock at the rate of 8% (8 shares per 100 shares). Unpaid Pay-In-Kind dividends cumulate. Series B preferred stock is non-voting and was junior to Series A preferred and senior to common upon liquidation or dissolution.

        Series B stock is convertible into common stock at the earlier of (a) a firm commitment underwritten public or private placement of the common stock of $5,000,000 or more or (b) July 1, 2002, each share automatically converts into one share of common stock.

Note 11 Stock Options

        The Board of Directors adopted the employee stock option plan on November 1, 1997. The plan is performance based and intended to qualify as an incentive stock option plan under Section 422 of the Internal Revenue Code. The plan limits options to a maximum of 100,000 shares of common stock.

        Under the provisions of the plan, the Board's Stock Option Committee may grant options at any time during the ten-year term of the plan. Options are granted at fair market value at the date of grant to employees owning less than 10% of the Company's voting stock. These options are exercisable for ten years from the date of grant. The cumulative rights to exercise are 20% after 12 months, 40% after the second year, 60% after the third year, 80% after the fourth year and 100% after the fifth year.

        Options granted to employees owning more than 10% of the voting stock are granted at 110% of the fair market value at the date of grant. These options are exercisable for five years from the grant date. The cumulative right to exercise is 20% when granted and increased by 20% on the anniversary of the first, second, third and fourth years.

        The Company accounts for its stock option plan under the Accounting Principles Board Opinion No. 25 (Accounting for Stock Issued to Employees) under which compensation is not recognized when options are granted. If it had accounted for its stock option plan under the Statement of Financial

Accounting Standards No. 123 (Accounting for Stock-Based Compensation), its reported net income for 2001 and 2000 would not have been significantly different.

        As a result of the Plan of Reorganization in October 2000, all but three employees were terminated and became employees of the company acquiring Securities and Advisors.

        The Company has not attempted to precisely determine the weighted average fair values, at date of grant, of options granted by using option pricing models. Company estimates, however, indicated that such weighted average fair values would not be significantly different from the above mentioned weighted exercise price at the end of 2001 and 2000.

	Employee's 10% or Less Stock Ownership				Employees 10% More Stock Ownership
	2001		2000		2001		2000
	Shares	Wt. Avg. Ex. Price	Shares	Wt. Avg. Ex. Price	Shares	Wt. Avg. Ex. Price	Shares	Wt. Avg. Ex. Price
Outstanding, beginning of year	8,000	$10	30,750	$10	15,000	$11	15,000	$11
Granted	—	—	—	—	—	—	—	—
Forfeited	—	—	(22,750)	10	—	—	—	—

Outstanding, end of year	8,000	$10	8,000	$10	15,000	$11	15,000	$11

Exercisable, end of year	8,000	$10	3,600	$10	15,000	$11	12,000	$11

Note 12 Buy-Sell Agreement

      On March 15, 1994, the common stock shareholders, all employees of Holdings, executed a buy-sell agreement which covers all stock they owned or subsequently acquired through purchase, stock splits or any other means. The agreement provides that upon termination of employment or their death, which ever occurs first, their shares must be tendered to the corporation or other shareholders to determine if they wish to exercise their rights to acquire the stock.

Note 13 Compensated Absences

        Employees of the Company are entitled to paid vacations, paid sick days and personal days off, depending on job classification, length of service, and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated absences when actually paid to employees.

Note 14 Carrying Basis of Investors Strategic Partners I, Ltd.

        Partners is the corporate general partner of Investors Strategic Partners I, Ltd. and owns 11.93%. The investment is accounted for under the equity method because Partners exercises significant influence over its operating and financial activities.

Note 15 Details of Disposals

        On October 2, 2000, Hulen Capital Partners disposed of its subsidiary, Cummer/Moyers Capital Advisors, Inc. Partners received 340,000 shares of Pinnacle Global Group, Inc., valued at $2,040,000, in exchange for all the outstanding stock of its subsidiary and $5,000 cash.

        Also on October 2, 2000, Holdings disposed of its subsidiary, Cummer/Moyers Securities. Holdings received 510,000 shares of Pinnacle Global Group, Inc. valued at $3,060,000, in exchange for all the outstanding stock of its subsidiary and $65,000 cash.

        These disposals are intended to qualify as tax free "reorganizations" under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

        Under the terms of the reorganization agreement, Holdings was entitled to receive 150,000 contingent reorganization shares if any one of three "milestone events" occurred by March 31, 2001. These milestone events included attaining a certain level of assets under management and operating expenses below a certain level.

        One of the milestones was achieved and the additional stock was received. The fair value of the additional 150,000 shares was $1,190,625 on the date received.

        The gains on the disposal of the subsidiaries are shown net of tax as part of discontinued operations.

        Operating results of Advisors and Securities for the nine months ended September 30, 2000 are shown separately in the income statement. Revenue from fees, commissions and other income for 2000 was $2,336,347. This amount is not included in revenue in the accompanying income statements.

Note 16 Condensed Parent Company Financial Statements

BALANCE SHEETS

	December 31,
	2001	2000
ASSETS
Current Assets:
Cash and cash equivalents	$524,406	$36,619
Notes receivable	250,000	285,000
Accounts receivable and accrued income	118,915	363,120

Total Current Assets	893,321	684,739
Property, Plant and Equipment	104,050	172,560
Investments and Other Assets
Other assets	—	19,245
Affiliated companies	607,675	532,939
Investments	6,293,702	5,560,403
Goodwill	475,466	519,696

Total Investments and Other Assets	7,376,843	6,632,283

Total Assets	$8,374,214	$7,489,582

LIABILITIES AND EQUITY
Current liabilities	$1,685,208	$1,734,266
Long-term liabilities	88,972	88,972

Total Liabilities	1,774,180	1,823,238
Shareholders' equity
Capital stock	5,064,592	4,977,502
Retained earnings	2,321,255	1,565,736
Accumulated other comprehensive income	(785,813)	(981,750)

Total Shareholders' Equity	6,600,034	5,561,488

Total Liabilities and Equity	$8,374,214	$7,384,726

INCOME STATEMENTS
Revenues from fees and commissions	$—	$896,102
General and administrative expenses	450,353	2,064,352

Loss from operations	(450,353)	(1,168,250)
Other income, net	1,599,996	3,934,378

Income before income taxes	1,149,643	2,766,128
Income tax expense	411,893	420,231

Net Income	$737,750	$2,345,897

OTHER FINANCIAL INFORMATION

C/M HOLDINGS, INC. AND SUBSIDIARIES
GENERAL AND ADMINISTRATIVE EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

	2001	2000
Accounting	$47,650	$34,915
Advertising	—	32,567
Amortization of intangibles	44,229	74,846
Cleaning	130	18,833
Charitable contributions	(100)	60
Continuing education	—	12,568
Depreciation and amortization	68,510	107,189
Contract labor	—	2,324
Dues and membership	55	6,838
Employee benefits	(193)	814
Information services	70	31,442
Insurance—business	10,992	22,111
Insurance—employee	—	50,383
Legal and professional	26,167	98,429
Postage	(35)	8,247
Profit sharing plan contributions	—	18,793
Public relations	—	1,094
Printing	—	7,169
Repairs and maintenance	—	20,195
Rent	—	52,096
Salaries, bonuses and commissions	255,371	1,168,464
Subscriptions	—	4,201
Supplies	2,292	24,571
Taxes—franchise	11,037	15,082
Taxes—payroll	—	68,940
Taxes—property	2,783	34,874
Tax penalties	—	18,212
Telephone	—	34,209
Travel	1,389	50,460
Utilities	—	15,835
Other administrative expenses	125	14,468

	$470,472	$2,050,229

PAWNMART, INC. AND SUBSIDIARIES

Proforma Consolidated Balance Sheet

(Unaudited)

        The purchase method of accounting was used to record the fair value of assets and assumed liabilities of the reorganized company at June 30, 2002. Accordingly, the accompanying pro forma balance sheet at June 30, 2002 is not comparable in certain material respects to such balance sheet as of any prior period since the pro forma balance sheet as of June 30, 2002, is that of the reorganized entity as if the plan of reorganization and merger had been consummated as of that date.

(In thousands, except share and per share data)

	June 30, 2002	Debt Discharge	Fresh Start	Reorganized Balance Sheet Prior to Merger
Assets
Current Assets:
Cash	377			377
Accounts Receivable	36			36
Pawn Loans—Net	3,331			3,331
Inventory—Net	2,616			2,616
Prepaid Expense	180	—	—	180

	6,540	—	—	6,540
Furniture And Equipment	3,766		(2,926)	840
Accumulated Depreciation	(2,926)		2,926	—
Other Long Term Assets—Net	1,114	—	(999)	115

	8,494	—	(999)	7,495

Liabilities and Shareholders' Deficit:
Liabilities Not Subject to Compromise:
Accounts Payable and accrued liabilities	643			643
Notes Payable—Current Maturities	3,864	—	—	3,864

	4,507	—	—	4,507
Liabilities Subject to Compromise:
Prepetition Liabilities	12,540	(12,540)		—
Notes Payable—Priority Tax Claims		631		631
Shareholders Deficit:
Common Stock—old	25	(25)		—
Common Stock—new		21		21
Common Stock Warrants	395	(394)		—
Additional Paid In Capital	22,004	5,184	(24,853)	2,336
Treasury Stock, At Cost	(70)	70		—
Preferred Stock—8% Convertible	2,500	(2,500)		—
Retained Earnings	(33,407)	9,553	23,854	—

	8,494	—	(999)	7,495

See accompanying notes to proforma consolidated financial statements.

        The merger with C/M Holdings, Inc. ("CMHI") closed on August 30, 2002 in accordance with the plan of reorganization. Following is a proforma balance sheet and income statement as of June 30, 2002 (unaudited), which reflects the merger of CMHI and the PawnMart as if the proposed transaction was consummated as of that date:

	PawnMart, Inc. Reorganized Balance Sheet Prior to Merger	CMHI Balance Sheet as of 6/30/2002 (unaudited)	Merger Adjustments	Consolidated Proforma Reorganized Balance Sheet
Assets
Current Assets:
Cash	377	1,465	503	2,345
Accounts Receivable	36	60	(27)	69
Pawn Loans—Net	3,331	—	—	3,331
Inventory—Net	2,616	—	—	2,616
Prepaid Expense	180	—	—	180

	6,540	1,525	476	8,541
Investments	—	7,264	(2,179)	5,085
Furniture And Equipment	840	73	—	913
Accumulated Depreciation	—	—	—	—
Other Long Term Assets — Net	115	453	(453)	216

	7,495	9,315	(2,191)	14,619

Liabilities and Shareholders' Deficit:
Current Liabilities:
Accounts Payable and accrued liabilities	643	6	—	649
Notes Payable—Current maturities	3,864	—	(600)	3,264

	4,507	87	(600)	3,913
Notes Payable—Priority Tax Claims	631	—	—	631
Deferred Tax Liability	—	1,773	(1,773)	—
Shareholders Equity:	—	—	—	—
Preferred Stock	—	—	7,868	7,868
Common Stock	21	13	(13)	23
Additional Paid In Capital	2,336	5,675	(5,675)	2,336
Treasury Stock, At Cost	—	(603)	603	—
Retained Earnings	—	2,451	(2,601)	(150)

	7,495	9,325	(1,822)	14,619

See accompanying notes to proforma consolidated financial statements.

PAWNMART, INC. AND SUBSIDIARIES

Proforma Consolidated Statements of Operations

(Unaudited)
(In thousands, except per share data)

	For the Five Months Ended June 30, 2002
	PawnMart Prior to Merger	C/M Holdings, Inc.	Consolidated Proforma Income Statement
Revenues:
Merchandise sales	3,768	—	3,768
Pawn service charges	1,797	—	1,797
Other	74	22	96

Total revenues	5,639	22	5,661
Cost of sales	2,737		2,737

Gross profit	2,902	22	2,924

Expenses:
Store operating expenses	2,104	—	2,104
Corporate administrative expenses	998	224	1,222
Interest expense	149	—	149
Depreciation and amortization	171	45	216

Total expenses	3,422	268	3,422

Operating Loss	(520)	(246)	(766)
Gain on sale of stores	—	—	—

Net loss allocable to common stockholders	(520)	(246)	(766)

Basic	(0.25)	(0.12)	(0.37)

Diluted	(0.25)	(0.12)	(0.37)

See accompanying notes to consolidated financial statements.

PAWNMART, INC. AND SUBSIDIARIES

Proforma Consolidated Statements of Operations

(Unaudited)
(In thousands, except per share data)

	For the Twelve Months Ended February 2, 2002
	PawnMart Prior to Merger	C/M Holdings, Inc. (Note 1)	Consolidated Proforma Income Statement
Revenues:
Merchandise sales	14,154	—	14,154
Pawn service charges	5,829	—	5,829
Other	304	578	882

Total revenues	20,287	578	20,865
Cost of sales	11,807		11,807

Gross profit	8,480	578	9,058

Expenses:
Store operating expenses	7,629	—	7,629
Corporate administrative expenses	2,864	357	3,221
Interest expense	1,282	—	1,282
Depreciation and amortization	481	113	594

Total expenses	12,166	470	12,636

Operating Income/(Loss)	(3,686)	108	(3,578)
(Gain)/Loss on sale of stores and subsidiaries	47	(785)	(738)

Net income/(loss) before taxes	(3,733)	893	(2,840)
Provision for income taxes		51	51

Net income/(loss)	(3,733)	842	(2,891)

See accompanying notes to proforma consolidated financial statements.

PAWNMART, INC. AND SUBSIDIARIES
(Operating as Debtor-in-Possession)

Notes to Proforma Consolidated Financial Statements

June 30, 2002 and February 2, 2002

(Unaudited)

(1)  Basis of Presentation

        The accompanying proforma consolidated financial statements have been prepared in accordance with the American Instate of Certified Public Accountants Statement of Position 90-7: "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") and generally accepted accounting principles for interim financial information and therefore do not include all disclosures necessary for complete financial statements. In the opinion of management, all adjustments have been made that are necessary for a fair presentation of the proforma financial position and proforma results of operations as of and for the periods presented.

        The Board of Directors of the Company determined that it was in the Company's best interest to change its fiscal year end from the Saturday nearest January 31 to June 30 to more accurately reflect the Company's post bankruptcy operating results. The proforma results of operations for the interim period ended June 30, 2002 and for the twelve months ended February 2, 2002 are not necessarily indicative of the results that may be expected for the entire fiscal year or any other interim period.

        The proforma consolidated financial statements should be read in conjunction with the consolidated financial statements for the fiscal year ended February 2, 2002 included in the Company's Form 10-K which has been previously filed with the Securities and Exchange Commission.

        PawnMart, Inc. (the "Company"), was incorporated in Delaware on January 13, 1994. The Company is a specialty finance and retail enterprise principally engaged in establishing and operating stores which advance money secured by the pledge of tangible personal property, and buy and sell pre-owned merchandise to the value-conscious consumer. As of June 30, 2002, the Company owned and operated 23 stores located in Georgia, North Carolina, and South Carolina.

        On July 9, 2001 (the "Petition Date"), the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court") in the case of PawnMart, Inc., Debtor, Case No. 01-44957-BJH-11. On May 20, 2002 (the "Confirmation Date"), the Bankruptcy Court entered an order dated May 20, 2002 (the "Confirmation Order") confirming the first amended plan of reorganization (the "Plan") filed by the Company under Chapter 11 of the United States Bankruptcy Code. The Plan became effective on May 31, 2002 (the "Effective Date").

        The Company successfully emerged from bankruptcy on August 30, 2002 in conjunction with its merger (the "Merger") between the Company and C/M Holdings, Inc. ("CMHI") and adopted fresh-start reporting (Note 2) and gave effect to its emergence from bankruptcy and consummation of the Plan on August 30, 2002. The unaudited proforma financial statements included herein present the effect of the reorganized company's adoption of fresh-start reporting and the Merger on the June 30, 2002 consolidated balance sheet and the statements of operations for the five months ended June 30, 2002 and for the twelve months ended February 2, 2002. The proforma income statements for the twelve month period ended February 2, 2002 included results of operations for C/M Holdings, Inc. for the twelve month period ended December 31, 2001.

(2)  Plan of Reorganization

        In the Chapter 11 case, substantially all liabilities as of the Petition Date were subject to compromise under the Plan that was confirmed by the Bankruptcy Court. Treatment of each class of creditors is explained in detail in the Company's Form 10-K for the fiscal year ended February 2, 2002.

        Under the terms of the Plan, the Company cancelled all equity interests of its common and preferred shareholders, and interests of any holders of options or warrants. The Company will issue 2,079,948 shares of Common Stock to its unsecured creditors in exchange for indebtedness in connection with the Merger of the Company with CMHI, which is owned in part by Mr. Moyers and Mr. Cummer, directors of the Company.    The Company has secured the Post-Confirmation Credit Facility in the amount of $4,500,000 in connection with the Merger.

        Fresh-start reporting as set forth in SOP 90-7 requires that the reorganized Company to restate its assets and liabilities to reflect their reorganization value, which approximates fair value at the date of the reorganization. In so restating, SOP 90-7 required the reorganized Company to allocate its reorganization value to its assets based upon their estimated fair value. Each liability existing on the Confirmation Date is to be stated at the present value of amounts to be paid, determined using the appropriate discount rate.

        The fresh-start reporting reorganization value was derived based on the estimated fair value of the reorganized Company's assets compared to its competitors if sold in the ordinary course of business and was compared to the reorganization values derived under various methods including discounted cash flow analyses to determine reasonableness. The calculated proforma reorganization value was based on a estimates and assumptions about circumstances in a relatively high-risk investment scenario that have not yet taken place in which there are significant economic and competitive uncertainties beyond the control of the reorganized Company.

        The effects of fresh start reporting are reflected on the proforma consolidated balance sheet as of June 30, 2002.

(3)  Loss per share data

        Proforma net income/(loss) per common share for the period ended June 30, 2002 is based on the issuance of 2,079,948 shares of new common stock pursuant to the Plan. Net income/(loss) per share for the period ended February 2, 2002 is not meaningful has not been presented due to the cancellation of the equity interests as of the Effective Date.

QuickLinks

  Item 7. Financial Statements and Exhibits
SIGNATURES
INDEPENDENT ACCOUNTANT'S REPORT
C/M HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS DECEMBER 31, 2001 AND 2000 ASSETS
LIABILITIES AND SHAREHOLDERS' EQUITY
C/M HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
C/M HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
C/M HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
C/M HOLDINGS, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2001 AND 2000
OTHER FINANCIAL INFORMATION
C/M HOLDINGS, INC. AND SUBSIDIARIES GENERAL AND ADMINISTRATIVE EXPENSES FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000
PAWNMART, INC. AND SUBSIDIARIES Proforma Consolidated Balance Sheet (Unaudited)
PAWNMART, INC. AND SUBSIDIARIES Proforma Consolidated Statements of Operations (Unaudited) (In thousands, except per share data)
PAWNMART, INC. AND SUBSIDIARIES Proforma Consolidated Statements of Operations (Unaudited) (In thousands, except per share data)
PAWNMART, INC. AND SUBSIDIARIES (Operating as Debtor-in-Possession) Notes to Proforma Consolidated Financial Statements June 30, 2002 and February 2, 2002 (Unaudited)